Exhibit (h)(3)

New Mountain Finance Corporation

Common Stock, $0.01 par value per share

Underwriting Agreement

April 9, 2014

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto,

c/o       Goldman, Sachs & Co.

200 West Street

New York, New York 10282

Ladies and Gentlemen:

New Mountain Finance Corporation, a Delaware corporation (the “Company”), proposes, subject to the terms and conditions stated herein, to sell to the Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of 3,500,000 shares (the “Firm Shares”) of Common Stock, $0.01 par value per share (“Stock”) of the Company. In addition, the Company proposes to sell, at the election of the Representatives, up to an additional 525,000 of Stock of the Company (the “Optional Shares”).  The Firm Shares and the Optional Shares are herein referred to collectively as the “Shares.”

On May 19, 2011, each of the Company and New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (“NMF LLC” and, together with the Company, the “NMF Funds”), filed a Form N-54A Notification of Election to be Subject to Sections 55 through 65 of the Investment Company Act of 1940 (File Nos. 814-00832 and 814-00839, respectively) (collectively, the “Notifications of Election”) with the Securities and Exchange Commission (the “Commission”) under the Investment Company Act of 1940, as amended, and the rules and regulations thereunder (collectively, the “Investment Company Act”), pursuant to which each of the NMF Funds elected to be treated as a business development company (“BDC”).

The Company has elected to be treated, and intends to qualify annually, as a regulated investment company (“RIC”) (within the meaning of Section 851(a) of the Internal Revenue Code of 1986, as amended (the “Code”)), commencing with its taxable year ending on December 31, 2011. NMF LLC has been treated, and intends to continue to be treated, as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) for federal income tax purposes.

NMF LLC has entered into an amended and restated investment advisory and management agreement, dated as of May 8, 2012 (the “Investment Management Agreement”), with New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company (the “Adviser”), which has registered as an investment adviser under the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (the “Advisers Act”).

Each of the NMF Funds has jointly entered into an amended and restated administration agreement, dated as of November 8, 2011 (the “Administration Agreement”), with New Mountain Finance Administration, L.L.C., a Delaware limited liability company (the “Administrator”).

Each of the NMF Funds has jointly entered into a trademark license agreement, dated as of May 19, 2011, as amended by Amendment No. 1, dated November 8, 2011 (the “License Agreement”), with New Mountain Capital, L.L.C., a Delaware limited liability company (“New Mountain”).

NMF LLC has entered into a safekeeping agreement, dated as of May 19, 2011 (the “Safekeeping Agreement”), with Wells Fargo Bank, N.A.

The Company entered into a joinder agreement, dated May 19, 2011 (the “Company Joinder Agreement”), to the Amended and Restated Limited Liability Company Agreement of NMF LLC, dated May 19, 2011, as amended by Amendment No. 1, dated November 8, 2011 (the “NMF LLC Agreement”).

For purposes of this Agreement, the Company Joinder Agreement, the Administration Agreement and the License Agreement are collectively referred to as the “Company Agreements;” and the NMF LLC Agreement, the Company Joinder Agreement, the Investment Management Agreement, the Administration Agreement, the License Agreement and the Safekeeping Agreement are collectively referred to as the “NMF LLC Agreements.”

1.  Each of the NMF Funds, jointly and severally, represents and warrants to and agrees with each of the Underwriters, and the Adviser and the Administrator, jointly and severally, represent and warrant to and agree with each of the Underwriters, that:

(a)                     A registration statement on Form N-2 (File Nos. 333-189706 and 333-189707) (as amended as of its effective date on December 27, 2013, the “Initial Registration Statement”) in respect of the Shares has been filed with the Commission; the NMF Funds are eligible to use Form N-2; the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, and, excluding exhibits thereto, for each of the other Underwriters, have become effective or been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (together with the rules and regulations thereunder, the “Act”), which became effective upon filing, no other post-effective amendment to the Initial Registration Statement has heretofore been filed with the Commission and not become effective; and no stop order suspending the effectiveness of the Initial Registration Statement or any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the NMF Funds, threatened by the Commission (the base prospectus included in the Initial Registration Statement as of its effective date on December 27, 2013, is hereinafter called the “Basic Prospectus”; the preliminary prospectus supplement, dated April 9, 2014, relating to the Shares filed with the Commission pursuant to Rule 497 of the rules and regulations of the Commission under the Act, together with the Basic Prospectus, is hereinafter called the “Pricing Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus filed with the Commission pursuant to Rule 497 under the Act in accordance with Section 7(A)(a) hereof and deemed by virtue of Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; and the Basic Prospectus, together with the prospectus supplement, dated April 9, 2014, filed with the Commission pursuant to Rule 497 under the Act in accordance with Section 7(A)(a) hereof and in the form first used by the Underwriters to confirm sales of the Shares, is hereinafter called the “Prospectus”; any reference to any amendment or supplement to the Basic Prospectus, the Pricing Prospectus or the Prospectus shall be deemed to refer to and include any post-effective amendment to the Registration Statement and any prospectus supplement relating to the Shares filed with the Commission pursuant to Rule 497 under the Act, in each case after the date of the Basic Prospectus, the Pricing Prospectus or the Prospectus, as the case may be;

(b)                     No order preventing or suspending the use of the Pricing Prospectus has been issued by the Commission, and the Pricing Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(c)                      For the purposes of this Agreement, the “Applicable Time” is 6:00 p.m. (Eastern Time) on the date of this Agreement.  The Pricing Prospectus, as of the Applicable Time, when considered together with the price to the public and number of Shares to be offered set forth on the cover of the Prospectus (such price to the public and number of Shares being referred to herein as the “Pricing Information”), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Additional Disclosure Item (as defined in Section 8 hereof) listed in Schedule II(a) hereto does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus and each such Additional Disclosure Item, as supplemented by and taken together with the Pricing Prospectus as of the Applicable Time when considered together with the Pricing Information, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in the Pricing Prospectus in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein; there are no contracts or agreements that are required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, or to be filed as an exhibit to the Registration Statement, that have not been so described and filed as required;

(d)                     The Registration Statement conforms, and the Prospectus, and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and do not and will not, as of the applicable effective date of the Initial Registration Statement and each post-effective amendment thereto and as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein;

(e)                      Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any change in the capital stock or long-term debt of any of the NMF Funds or any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of any of the NMF Funds (any such change or development is hereinafter referred to as a “Material Adverse Change”), otherwise than as set forth or contemplated in the Pricing Prospectus;

(f)                       Each of the NMF Funds has good and marketable title in fee simple to, or has valid rights to lease or otherwise use, all material real property and good and marketable title to all material personal property owned by them free and clear of all liens, encumbrances and defects except (i) such liens, encumbrances or defects as are described in the Pricing Prospectus or (ii) such as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; the NMF Funds own, lease or have access to all material properties and other assets that are necessary to the conduct of their business as described in the Registration Statement and the Pricing Prospectus;

(g)                      The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement and each of the Company Agreements, and has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in a Material

Adverse Change; and (ii) NMF LLC has been duly formed and is validly existing as a limited liability company in good standing under the laws of the State of Delaware, with limited liability company power and authority to own its properties and conduct its business as described in the Pricing Prospectus and to enter into and perform its obligations under this Agreement and each of the NMF LLC Agreements, and has been duly qualified as a foreign company for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change;

(h)                     The Company has an authorized capitalization as set forth in the Pricing Prospectus under the caption “Capitalization;” all of the issued shares of capital stock of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform in all material respects to the description of the Stock contained in the Pricing Prospectus and the Prospectus; and all of the membership interests of NMF LLC have been duly and validly authorized and issued, are fully paid and non-assessable, except as otherwise set forth in the Pricing Prospectus and the Prospectus and except as such non-assessability may be affected by Section 18-607 and 18-804 of the Delaware Limited Liability Company Act, and to the extent any such membership interests are owned directly or indirectly by the Company, such membership interests will be owned by the Company free and clear of all liens, encumbrances, equities or claims;

(i)     The Shares to be issued and sold to the Underwriters hereunder have been duly and validly authorized and, when issued and delivered against payment therefor as provided herein, will be duly and validly issued and fully paid and non-assessable and will conform in all material respects to the description of the Stock contained in the Pricing Prospectus and the Prospectus and the offer and sale of the Shares as contemplated hereby has been duly approved by all necessary corporate action; no holder of Shares will be subject to personal liability by reason of being such a holder; and, except as otherwise set forth in the Pricing Prospectus and the Prospectus, the issuance of the Shares is not subject to any pre-emptive, co-sale right, rights of first refusal or other similar rights of any security holder of the Company or any other person;

(j)                        Neither of the NMF Funds owns, directly or indirectly, any shares of stock, membership interests or any other equity or long-term debt securities of any corporation or other entity other than (i) as described in the Pricing Prospectus under the caption “Business” and (ii) the corporations or other entities described in the Pricing Prospectus under the caption “Portfolio Companies” (each a “Portfolio Company” and collectively, the “Portfolio Companies”). The NMF Funds do not control (as such term is defined in Section 2(a)(9) of the Investment Company Act) any of the Portfolio Companies;

(k)                     This Agreement has been duly authorized, executed and delivered by the NMF Funds; each of the Company Agreements and the NMF LLC Agreements has been duly authorized, executed and delivered by each of the Company and NMF LLC, respectively, and constitute valid, binding and enforceable agreements of the Company and NMF LLC, respectively, subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally; and the Investment Management Agreement has been approved by NMF LLC’s board of directors and holders of membership interests in accordance with Section 15 of the Investment Company Act and contains the applicable provisions required by Section 205 of the Advisers Act and Section 15 of the Investment Company Act;

(l)                         None of the execution, delivery and performance of this Agreement or any of the Company Agreements or NMF LLC Agreements, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which each of the NMF Funds is a party or by which each of the NMF Funds is bound or to which any of their respective properties or assets are subject, (ii) result in any violation of the provisions of the certificate of incorporation or certificate of formation, as applicable, or the bylaws or limited liability company agreement, as applicable, of each of the NMF Funds or (iii) result in a violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over each of the NMF Funds or any of their properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as have been obtained or made as of the date of this Agreement (including, but not limited to, the no-

action letter of the Commission, dated April 27, 2011, relating to Sections 12, 55 and 61 of the Investment Company Act), except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result in a Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the Company Agreements or the NMF LLC Agreements, or the consummation of the transactions contemplated hereby and thereby, except the registration under the Act of the Shares, such consents, approvals, authorizations, orders, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters and such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected;

(m)                 None of the NMF Funds (i) is in violation of its respective organizational documents, including certificate of incorporation, certificate of formation, bylaws and limited liability company agreement, or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which each is a party or by which each or any of their respective properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in a Material Adverse Change;

(n)                     The statements set forth in the Pricing Prospectus and the Prospectus under the caption “Description of NMFC’s Capital Stock,” insofar as they purport to constitute a summary of the terms of the Stock, and under the captions “Investment Management Agreement,” “Administration Agreement,” “License Agreement,” “Material Federal Income Tax Considerations” and “Regulation” insofar as they purport to describe the provisions of the laws and documents referred to therein, are accurate, complete and fair summaries in all material respects;

(o)                     Each of the NMF Funds is not and, after giving effect to the offering and sale of the Shares and the application of the proceeds thereof, will not be required to register as an “investment company,” as such term is used in the Investment Company Act;

(p)                     Other than as set forth in the Pricing Prospectus and the Prospectus, there are no legal or governmental proceedings pending to which any of the NMF Funds is a party or of which any property of any of the NMF Funds is the subject which, would, individually or in the aggregate, reasonably be expected to result in a Material Adverse Change; and, to the NMF Funds’ knowledge, no such proceedings are threatened or contemplated by governmental authorities or threatened by others;

(q)                     Each of the NMF Funds has duly elected to be regulated by the Commission as a BDC under the Investment Company Act, and no order of suspension or revocation has been issued or proceedings therefor initiated or, to the knowledge of each of the NMF Funds, threatened by the Commission.  Each such election is effective and has not been withdrawn and the provisions of each of the NMF Funds’ amended and restated certificate of incorporation or amended and restated certificate of formation, as applicable, and amended and restated bylaws or amended and restated limited liability company agreement, as applicable, and compliance by each of the NMF Funds with the investment objectives, policies and restrictions described in the Pricing Prospectus and the Prospectus will not conflict with the provisions of the Investment Company Act applicable to each of the NMF Funds;

(r)                        Deloitte & Touche, LLP, who has certified certain financial statements of each of the NMF Funds, is an independent registered public accounting firm as required by the Act and the rules and regulations of the Commission thereunder;

(s)                       The financial statements, together with the related notes, included in the Registration Statement, the Pricing Prospectus and the Prospectus, present fairly, in all material respects, the financial position of each of the NMF Funds at the dates indicated and the statement of operations, changes in net assets, cash flows and financial highlights of each of the NMF Funds for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved.  The selected financial data included in the Pricing Prospectus and the

Prospectus present fairly the information shown therein and was compiled on a basis consistent with that of the audited financial statements included in the Pricing Prospectus and the Prospectus.

(t)                        Each of the NMF Funds maintains a system of internal accounting and other controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization and with the investment objectives, policies and restrictions of the Company and the applicable requirements of the Investment Company Act and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP, to maintain accountability for assets and to maintain material compliance with the books and records requirements under the Investment Company Act; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.  There has been (1) no material weakness (whether or not remediated) in either of the NMF Funds’ internal control over financial reporting (as such term is defined in Rule 13a-15 and 15d-15 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)); (2) no change in either of the NMF Funds’ internal control over financial reporting that has materially negatively affected, or is reasonably likely to materially negatively affect, either of the NMF Funds’ internal control over financial reporting; and (3) no failure on the part of either of the NMF Funds and any of their respective directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith to the extent applicable to the NMF Funds.

(u)                     Each of the NMF Funds has established and maintains disclosure controls and procedures (as such term is defined in Rule 13a-15 and 15d-15 under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures are designed to ensure that material information relating to each of the NMF Funds, including material information pertaining to the operations and assets managed by the Adviser, is made known to the respective NMF Fund’s principal executive officer and principal financial officer by others within the respective NMF Fund and the Adviser, and such disclosure controls and procedures are effective to perform the functions for which they were established;

(v)                     The terms of the Investment Management Agreement comply in all material respects with the applicable provisions of the Investment Company Act and the Advisers Act;

(w)                   Except as set forth in the Pricing Prospectus and the Prospectus, (i) there are no agreements requiring the registration under the Act of, and (ii) there are no options, warrants or other rights to purchase any shares of, or exchange any securities for shares of, the Company’s capital stock;

(x)                     When the Notifications of Election were filed with the Commission, they (i) contained all statements required to be stated therein in accordance with, and compiled in all material respects with the requirements of, the Investment Company Act and (ii) did not include any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; the NMF Funds have not filed with the Commission any notice of withdrawal of the Notifications of Election pursuant to Section 54(c) of the Investment Company Act and no order of suspension or revocation of such Notifications of Election have been issued or proceedings therefor initiated or, to the best knowledge of the Company, threatened by the Commission;

(y)                     Following the execution and effectiveness of the License Agreement, the NMF Funds own, or have obtained a valid and enforceable license for, or other right to use, the trademarks (whether registered or unregistered) and trade names described in the Pricing Prospectus and the Prospectus as being licensed by them or which are necessary for the conduct of their businesses;

(z)                      Each of the NMF Funds maintains insurance covering their properties, operations, personnel and businesses as each NMF Fund deems adequate; such insurance insures against such losses and risks to an extent which is adequate in accordance with customary industry practice to protect each of the NMF Funds and their businesses; all such insurance is fully in force;

(aa)              None of the NMF Funds have sent or received any communication regarding termination of, or intent not to renew, any of the contracts or agreements referred to or described in, or filed as an exhibit to, the

Registration Statement, and no such termination or non-renewal has been threatened by any of the NMF Funds or, to each of the NMF Funds’ knowledge, any other party to any such contract or agreement;

(bb)              None of the NMF Funds have, directly or indirectly, extended credit, arranged to extend credit, or renewed any extension of credit, in the form of a personal loan, to or for any director or executive officer of any of the NMF Funds, or to or for any family member or affiliate of any director or executive officer of any of the NMF Funds;

(cc)                None of the NMF Funds nor, to any of the NMF Funds’ knowledge, any employee or agent of any of the NMF Funds has made any payment of funds of any of the NMF Funds or received or retained any funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in the Pricing Prospectus or the Prospectus;

(dd)              None of the NMF Funds nor, to any of the NMF Funds’ knowledge, any of its respective directors, officers, affiliates or controlling persons has taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(ee)                Except as disclosed in the Pricing Prospectus and the Prospectus, (i) no person is serving or acting as an officer, director or investment adviser of any of the NMF Funds, except in accordance with the provisions of the Investment Company Act and the Advisers Act and (ii) to the knowledge of the Company, no director of any of the NMF Funds is an “affiliated person” (as defined in the Investment Company Act) of any of the Underwriters;

(ff)                  The operations of each of the NMF Funds are in compliance in all material respects with the provisions of the Investment Company Act applicable to a BDC and the rules and regulations of the Commission thereunder;

(gg)                The NMF Funds have not distributed and prior to the later to occur of (i) the First Time of Delivery (as defined in Section 6 hereof) and (ii) the completion of the distribution of the Shares will not distribute any offering material other than (A) the Registration Statement, the Pricing Prospectus and the Prospectus, and any amendment or supplement to any of the foregoing, (B) such materials as may be approved by the Representatives and filed with the Commission in accordance with Rule 482 of the Act and (C) a Canadian wrapper (the “Canadian Wrapper”) prepared solely for use in distribution of the Pricing Prospectus and the Prospectus to Canadian persons;

(hh)              None of the persons identified as “independent directors” in the Registration Statement or the Pricing Prospectus is an “interested person” as that term is defined in Section 2(a)(19) of the Investment Company Act;

(ii)                      Except as described in the Registration Statement and the Pricing Prospectus, no relationship, direct or indirect, exists between or among any of the NMF Funds, on the one hand, and the directors, officers or stockholders of any of the NMF Funds, on the other hand, that is required to be described in the Registration Statement or the Pricing Prospectus which is not so described;

(jj)                    Except as disclosed in the Registration Statement and the Pricing Prospectus, none of the NMF Funds nor the Adviser have any material lending or other relationship with any affiliate of any Underwriter and none of the NMF Funds will use any of the proceeds from the sale of the Shares to repay any indebtedness owed to any affiliate of any Underwriter;

(kk)              Except as set forth in or contemplated in the Pricing Prospectus and the Prospectus (exclusive of any supplement thereto), (i) each of the NMF Funds has filed or has caused to be filed all foreign, federal, state and local tax returns required to be filed or has properly requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Change), (ii) each of the NMF Funds has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except for any such assessment, fine or penalty that is currently being contested in good faith or as would not have a Material Adverse Change, (iii) the Company has elected to be treated, and has operated, and intends to continue to operate, its business so as to continue to qualify as a RIC under Subchapter M of the Code, (iv) NMF LLC intends to direct the investment of the net proceeds of the offering of the Shares, and has operated, and intends to continue to operate, its business, in such a manner so as to enable the Company to continue to qualify as a regulated investment company under Subchapter M of the Code, and (v) NMF LLC has been organized as a limited liability company for state law purposes and has been treated, and intends to continue to be treated, as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) for federal income tax purposes;

(ll)                      Each of the NMF Funds is not aware that any executive officer, key employee or significant group of employees, if any, of any of the NMF Funds plans to terminate employment with any of the NMF Funds or is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by the present or proposed business activities of any of the NMF Funds;

(mm)      Each of the NMF Funds (i) has adopted and implemented written policies and procedures reasonably designed to prevent violation of the Federal Securities Laws (as that term is defined in Rule 38a-1 under the Investment Company Act) by each of the NMF Funds and (ii) is conducting its business in compliance with all laws, rules, regulations, decisions, directives and orders applicable to the NMF Funds, except in the case of (i) and (ii) as would not, either individually or in the aggregate, reasonably be expected to, result in a Material Adverse Change;

(nn)              None of the NMF Funds nor, to the knowledge of any of the NMF Funds, any director, officer, agent, employee, affiliate or other person acting on behalf of any of the NMF Funds has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (collectively, the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(oo)              The operations of each of the NMF Funds are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the applicable money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving any of the NMF Funds with respect to the Money Laundering Laws is pending or, to the knowledge of any of the NMF Funds, has been threatened;

(pp)              None of the NMF Funds nor, to the knowledge of any of the NMF Funds, any director, officer, agent, employee, affiliate or person acting on behalf of any of the NMF Funds is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and none of the NMF Funds will directly or indirectly use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or lend, contribute or otherwise make available any such proceeds to any joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC;

(qq)              Any statistical and market-related data included in the Pricing Prospectus or the Prospectus are based on or derived from sources that the Company believes to be reliable and accurate; and

(ww)                      Each of the NMF Funds has no consolidated subsidiaries as determined in accordance with GAAP, except for New Mountain Finance SPV Funding, L.L.C. (“SPV Funding”), NMF Ancora Holdings, Inc. (“Ancora Holdings”), New Mountain Finance Servicing, LLC (“Finance Servicing”), New Mountain Finance SBIC G.P., L.L.C. (“SBIC GP”) and New Mountain Finance SBIC, L.P. (“SBIC LP” and, together with SPV Funding, Ancora Holdings, Finance Servicing and SBIC GP, the “NMF Subsidiaries”). SPV Funding, which is a bankruptcy-remote vehicle that was formed in connection with the establishment of a secured revolving credit facility (the “Credit Facility”), has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full power and authority to own, lease and/or operate its properties and to conduct its business as described in the Pricing Prospectus and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. Ancora Holdings has been duly formed and is validly existing in good standing as a corporation under the laws of the State of Delaware, with full power and authority to own, lease and/or operate its properties and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. Finance Servicing has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full power and authority to own, lease and/or operate its properties and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. SBIC GP has been duly formed and is validly existing in good standing as a limited liability company under the laws of the State of Delaware, with full power and authority to own, lease and/or operate its properties and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. SBIC LP has been duly formed and is validly existing in good standing as a limited partnership under the laws of the State of Delaware, with full power and authority to own, lease and/or operate its properties and is duly qualified to do business and is in good standing under the laws of each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification. NMF LLC owns, directly or indirectly, all of the outstanding equity interests of each of the NMF Subsidiaries free and clear of any liens, charges or encumbrances in favor of any third parties, except such liens, charges or encumbrances as have been or may be imposed thereon in accordance with the terms and conditions of the Credit Facility. None of the NMF Subsidiaries employ any persons or conduct any business other than, in the case of SPV Funding, in connection with the Credit Facility (and any activities incidental thereto), including the acquisition, holding or disposition of assets on behalf of NMF LLC, including the receipt of interest, dividends and principal payments thereon.

2.  The Adviser and the Administrator, jointly and severally, represent and warrant to, and agree with, the Underwriters that:

(a)                     Since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been any material adverse change, or any development involving a prospective material adverse change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of each of the Adviser and the Administrator (any such change or development is hereinafter referred to as an “Adviser Material Adverse Change” with respect to the Adviser and as an “Administrator Material Adverse Change” with respect to the Administrator), otherwise than as set forth or contemplated in the Pricing Prospectus;

(b)                     Each of the Adviser and the Administrator has been duly formed and is validly existing as a limited liability company and is in good standing under the laws of the State of Delaware, with power and authority to own its properties and conduct its business as described in the Pricing Prospectus, and each has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which each owns or leases properties or conducts any business so as to require such qualification, except where the failure to be so qualified in any such jurisdiction would not, individually or in the aggregate, reasonably be expected to result in an Adviser Material Adverse Change or Administrator Material Adverse Change;

(c)                      The Adviser is duly registered with the Commission as an investment adviser under the Advisers Act and is not prohibited by the Advisers Act or the Investment Company Act from acting under the Investment Management Agreement for NMF LLC as contemplated by the Pricing Prospectus and the Prospectus. There has been no proceeding initiated or, to the Adviser’s knowledge, threatened by the Commission for the purpose of suspending the registration of the Adviser under the Advisers Act;

(d)                     (i) This Agreement and the Investment Management Agreement have each been duly authorized, executed and delivered by the Adviser and constitute valid, binding and enforceable agreements of the Adviser subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally and (ii) this Agreement and the Administration Agreement have each been duly authorized, executed and delivered by the Administrator and constitute valid, binding and enforceable agreements of the Administrator subject, as to enforcement, to applicable bankruptcy, reorganization, insolvency, moratorium or other laws affecting creditors’ rights generally;

(e)                      None of the execution, delivery and performance of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby, will (i) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Adviser or the Administrator is a party or by which the Adviser or the Administrator is bound or to which any of the respective property or assets of each of the Adviser or the Administrator is subject, (ii) result in any violation of the provisions of each of the Adviser’s or the Administrator’s limited liability company agreement or (iii) result in any violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over it or any of its properties after giving effect to any consents, approvals, authorizations, orders, registrations, qualifications and waivers as will have been obtained or made as of the date of this Agreement (including, but not limited to, the no-action letter of the Commission, dated April 27, 2011, relating to Sections 12, 55 and 61 of the Investment Company Act), except, with respect to clause (i), to the extent that any such conflict, breach or violation would not reasonably be expected to result either in an Adviser Material Adverse Change or an Administrator Material Adverse Change; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery or performance of any of this Agreement, the Investment Management Agreement or the Administration Agreement, or the consummation of the transactions contemplated hereby and thereby by the Adviser and the Administrator, except such as have been obtained under the Act, the Investment Company Act and the Advisers Act and except such consents, approvals, authorization, orders, registrations or qualifications which have been obtained or effected;

(f)                       There are no legal or governmental proceedings pending to which the Adviser or the Administrator is a party or of which any of their respective property is the subject which would reasonably be expected to individually or in the aggregate materially adversely affect either the Adviser’s or the Administrator’s ability to properly render services to either of the NMF Funds under the Investment Management Agreement or Administration Agreement, as applicable, or have a material adverse effect on either the Adviser’s or the Administrator’s current or future financial position, stockholders’ equity or results of operations and, to the Adviser’s and the Administrator’s knowledge, no such proceedings have been threatened or contemplated by governmental authorities or threatened by others;

(g)                      Neither the Adviser nor the Administrator (i) is in violation of its respective limited liability company agreement or (ii) is in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, lease or other agreement or instrument to which either the Adviser or the Administrator is a party or by which either the Adviser or the Administrator or any of their respective properties may be bound, except, with respect to clause (ii), to the extent that any such default would not reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change;

(h)                     Each of the Adviser and the Administrator possesses all licenses, certificates, permits and other authorizations issued by appropriate federal, state or foreign regulatory authorities necessary to conduct their respective business, and neither the Adviser nor the Administrator has received any notice of proceeding relating to the revocation or modification of any such license, certificate, permit or authorization which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to result in an Adviser Material Adverse Change or an Administrator Material Adverse Change;

(i)                         The descriptions of the Adviser and the Administrator and each respective principals and business, and the statements attributable to each of the Adviser and the Administrator, in the Pricing Prospectus and the Prospectus do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(j)                        Each of the Adviser and the Administrator has the financial resources available to each necessary for the performance of their respective services and obligations as contemplated in the Pricing Prospectus and under this Agreement and the Investment Management Agreement with respect to the Adviser, and under this Agreement and the Administration Agreement with respect to the Administrator;

(k)                     Each of the Adviser and the Administrator is not aware that (i) any of their respective executives, key employees or significant group of employees plans to terminate employment with either the Adviser or the Administrator, respectively, or (ii) any such executive or key employee is subject to any noncompete, nondisclosure, confidentiality, employment, consulting or similar agreement that would be violated by either the Adviser’s or the Administrator’s present or proposed business activities;

(l)                         The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by the Adviser under the Investment Management Agreement are executed in accordance with its management’s general or specific authorization and (ii) access to NMF LLC’s assets is permitted only in accordance with its management’s general or specific authorization;

(m)                 The Administrator maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions for which the Administrator has bookkeeping and record keeping responsibility for under the Administration Agreement are recorded as necessary to permit preparation of each of the NMF Funds’ financial statements in conformity with generally accepted accounting principles and to maintain accountability for each of the NMF Funds’ assets and (ii) the recorded accountability for such assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences;

(n)                     Each of the Adviser and the Administrator has not taken, directly or indirectly, any action designed to result in, or which has constituted or might reasonably be expected to cause or result in, under the Exchange Act or otherwise, the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares, and neither the Adviser nor the Administrator is aware of any such action being taken by any of their respective affiliates;

(o)                     Neither the Adviser nor the Administrator nor, to their respective knowledge, any director, officer, agent, employee, affiliate or other person, in each case, acting on behalf of each of the Adviser or the Administrator has taken any action, directly or indirectly, that has resulted or would result in a violation by such persons of the FCPA, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA;

(p)                     Each of the Adviser’s and the Administrator’s operations are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Money Laundering Laws and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving either the Adviser or the Administrator with respect to the Money Laundering Laws is pending or, to each of the Adviser’s or the Administrator’s knowledge, threatened; and

(q)                     Neither the Adviser nor the Administrator nor, to their respective knowledge, any director, officer, agent, employee, affiliate or other person acting on behalf of each of the Adviser or the Administrator is currently subject to any U.S. sanctions administered by the OFAC; and neither the Adviser or the Administrator will cause the Company to use any of the proceeds received by the Company from the sale of Shares contemplated by this Agreement, or cause the Company to lend, contribute or otherwise make available any such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

3.  Subject to the terms and conditions herein set forth:

(a)                     The Company agrees to issue and sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $14.57, the number of Firm Shares set forth opposite the name of such Underwriter in Schedule I hereto and (ii) in the event and to the extent that the Underwriters shall exercise the election to purchase Optional Shares as provided below, the Company agrees to sell to each of the Underwriters, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, at a purchase price per share of $14.57, that portion of the number of Optional Shares as to which such election shall have been exercised (to be adjusted by you so as to eliminate fractional shares) determined by multiplying such number of Optional Shares by a fraction, the numerator of which is the maximum number of Optional Shares which such Underwriter is entitled to purchase as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the maximum number of Optional Shares that all of the Underwriters are entitled to purchase hereunder.

(b)                     The Company hereby grants to the Underwriters the right to purchase at their election up to 525,000 Optional Shares, at the purchase price per share set forth in the paragraph above, for the sole purpose of covering sales of shares in excess of the number of Firm Shares, provided that the purchase price per Optional Share shall be reduced by an amount per share equal to any dividends or distributions declared by the Company and payable on the Firm Shares but not payable on the Optional Shares.  Any such election to purchase Optional Shares may be exercised only by written notice from you to the Company, given within a period of 30 calendar days after the date of this Agreement, setting forth the aggregate number of Optional Shares to be purchased and the date on which such Optional Shares are to be delivered, as determined by you but in no event earlier than the First Time of Delivery (as defined in Section 5 hereof) or, unless you and the Company otherwise agree in writing, earlier than two or later than ten business days after the date of such notice.

(c)                      In addition to the foregoing, and as a condition to the Underwriters’ purchase of Firm Shares and Optional Shares from the Company, the Adviser agrees to pay the Underwriters an amount equal to $0.6990 per share, to an account designated in writing by the Representatives.

4.  Upon the authorization by you of the release of the Firm Shares, the several Underwriters propose to offer the Firm Shares for sale upon the terms and conditions set forth in the Prospectus.

5.  The Shares to be purchased by each Underwriter hereunder, in definitive form, and in such authorized denominations and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company shall be delivered by or on behalf of the Company to the Underwriters, through the facilities of the Depository Trust Company (“DTC”), for the account of such Underwriter, against payment by or on behalf of such Underwriter of the purchase price therefor by wire transfer of Federal (same-day) funds to the account specified by the Company to the Representatives (which shall be an account of NMF LLC, unless the Company otherwise provides notice to the Representatives) at least forty-eight hours in advance.  The Company will cause the certificates representing the Shares to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery (as defined below) with respect thereto at the office of DTC or its designated custodian (the “Designated Office”).  The time and date of such delivery and payment shall be, with respect to the Firm Shares, 10:00 a.m., New York City time, on April 15, 2014 or such other time and date as the Representatives and the Company may agree upon in writing, and, with respect to the Optional Shares, 10:00 a.m., New York City time, on the date specified by the Representatives in the written notice given by the Representatives of the Underwriters’ election to purchase such Optional Shares, or such other time and date as the Representatives and the Company may agree upon in writing.  Such time and date for delivery of the Firm Shares is herein called the “First Time of Delivery,” such time and date for delivery of the Optional Shares, if not the First Time of Delivery, is herein called the “Subsequent Time of Delivery,” and each such time and date for delivery is herein called a “Time of Delivery.”

(a)                     The documents to be delivered at each Time of Delivery by or on behalf of the parties hereto pursuant to Section 10 hereof, including the cross receipt for the Shares and any additional documents requested by the Underwriters pursuant to Section 10(j) hereof, will be delivered at the offices of Fried, Frank, Harris, Shriver & Jacobson LLP, One New York Plaza, New York, New York 10004 (the “Closing Location”), and the Shares will be delivered at the Designated Office, all at such Time of Delivery.  A meeting will be held at the

Closing Location on the New York Business Day next preceding such Time of Delivery, at which meeting the final drafts of the documents to be delivered pursuant to the preceding sentence will be available for review by the parties hereto.  For the purposes of this Agreement “New York Business Day” shall mean each Monday, Tuesday, Wednesday, Thursday and Friday which is not a day on which banking institutions in New York City are generally authorized or obligated by law or executive order to close.

6.  (A) Each of the NMF Funds agrees with each of the Underwriters:

(a)                     To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 497 under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430C under the Act; to make no further amendment or any supplement to the Registration Statement, the Basic Prospectus or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of the Pricing Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of the Pricing Prospectus or other prospectus or suspending any such qualification, to promptly use its best efforts to obtain the withdrawal of such order;

(b)                     Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required (i) to qualify as a foreign corporation, (ii) to file a general consent to service of process in any jurisdiction or (iii) to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise subject;

(c)                      Prior to 3:00 p.m., New York City time, on the New York Business Day next succeeding the date of this Agreement or as otherwise agreed to by the Company and the Representatives and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus is required at any time by the Act after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d)                     To make generally available to the Company’s securityholders as soon as practicable, but in any event not later than 16 months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e)                      For one year following the date hereof, to furnish to its stockholders after the end of each fiscal year, within the required time period for filing thereof (or as soon as practicable thereafter), an annual report (including a balance sheet and statements of income, stockholders’ equity and cash flows of the Company and its consolidated subsidiaries certified by independent public accountants) and, after the end of each of the first three quarters of each fiscal year (beginning with the fiscal quarter ending after the effective date of the Registration Statement), to make available to its stockholders, within the required time period for filing thereof (or as soon as practicable thereafter), consolidated summary financial information of the Company and its subsidiaries, if any, for such quarter in reasonable detail; provided, however, that the Company will be deemed to have satisfied the requirements of this paragraph (f) if the Company files with or furnishes to the Commission the reports, documents or information of the types otherwise so required;

(f)                       To use the net proceeds received from the sale of the Shares pursuant to this Agreement in the manner specified in the Pricing Prospectus under the caption “Use of Proceeds”;

(g)                      To use its best efforts to list, subject to notice of issuance, the Shares on the New York Stock Exchange (the “Exchange”);

(h)                     If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act;

(i)                         To use its commercially reasonable efforts to cause the Company to continue to qualify to be treated as a RIC under Subchapter M of the Code, and to maintain such election in effect, for each taxable year during which the Company is a BDC under the Investment Company Act;

(j)                        To use its best efforts to cause NMF LLC to continue to qualify as a partnership or a disregarded entity (rather than an association or partnership taxable as a corporation) for federal income tax purposes; and to use its commercially reasonable efforts to maintain such qualification and election in effect for each taxable year during which the Company is a BDC under the Investment Company Act;

(k)                     To use, during a period of two years from the effective date of the Registration Statement, its commercially reasonable efforts to maintain its status as a BDC; provided, however, each of the NMF Funds may change the nature of its business so as to cease to be, or to withdraw its election as, a BDC, with the approval of its board of directors and a vote of stockholders as required by Section 58 and Section 12(d)(1)(E) of the Investment Company Act or any successor provision;

(l)                         Not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares;

(m)                 Before using, approving or referring to any Additional Disclosure Item (as defined in Section 7 hereof), the Company will furnish to the Representatives and counsel for the Underwriters a copy of such material for review and will not make, prepare, use, authorize, approve or refer to any such material to which the Representatives reasonably object;

(n)                     To comply with the applicable provisions of the Act, the Exchange Act and the Investment Company Act, and the rules and regulations thereunder, so as to permit the completion of the distribution of the Shares as contemplated in this Agreement and the Prospectus.

(B)  Each of the Adviser and the Administrator agrees with each of the Underwriters not to take, directly or indirectly, any action designed, or which could reasonably be expected to cause or result in, under the Exchange Act, in the stabilization or manipulation of the price of any security of the Company to facilitate the sale of the Shares.

7.  Each of the NMF Funds agrees with each of the Underwriters that, during the period beginning from the date hereof and continuing to and including the date 60 days after the date of the Prospectus (the “Lock-Up

Period”), not to (i) offer, sell, contract to sell, pledge, grant any option to purchase, exchange, convert, make any short sale or otherwise dispose, except as provided hereunder, of any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock, or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock, including membership interests in NMF LLC or any such substantially similar securities (other than pursuant to a dividend reinvestment plan described in the Pricing Prospectus) or (ii) publicly announce an intention to effect any transaction specified in clause (i), without the prior written consent of Goldman, Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC; provided, however, that if (1) during the last 17 days of the Lock-Up Period, the NMF Funds release earnings results or announce material news or a material event or (2) prior to the expiration of the Lock-Up Period, the NMF Funds announce that it will release earnings results during the 15-day period following the last day of the Lock-Up Period, then in each case the Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless each of Goldman, Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC waives, in writing, such extension; the NMF Funds will provide Goldman, Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC, each holder of Stock and each holder of common membership units of NMF LLC subject to the Lock-Up Period pursuant to the lockup letters attached as Exhibit A with prior notice of any such announcement that gives rise to an extension of the Lock-up Period.

8.  The Company represents and agrees that, without the prior consent of the Representatives, (i) it will not distribute any offering material other than the Registration Statement, the Pricing Prospectus or the Prospectus, and (ii) it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act and which the parties agree, for the purposes of this Agreement, includes (x) any “advertisement” as defined in Rule 482 under the Act; and (y) any sales literature, materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the offering of the Shares, including any in-person roadshow or investor presentations (including slides and scripts relating thereto) made to investors by or on behalf of the Company (the materials and information referred to in this Section 8 are herein referred to as an “Additional Disclosure Item”); any Additional Disclosure Item the use of which has been consented to by the Representatives is listed on Schedule II(a) hereto; and, without the prior consent of Goldman, Sachs & Co., Wells Fargo Securities, LLC and Morgan Stanley & Co. LLC it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus.

9.  Each of the NMF Funds jointly and severally covenants and agrees with the several Underwriters that the NMF Funds will pay or cause to be paid the following: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, the Pricing Prospectus, and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing any Agreement among Underwriters, this Agreement, the Blue Sky Memorandum and closing documents (including any compilations thereof) in connection with the offering, purchase, sale and delivery of the Shares; (iii) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 6A(b) hereof, including the reasonable fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; (iv) to the extent applicable, all fees and expenses in connection with listing the Shares on the Exchange; (v) the filing fees incident to, and in addition, the reasonable fees and disbursements of counsel for the Underwriters up to $10,000.00 in connection with any required review by the Financial Industry Regulatory Authority of the terms of the sale of the Shares; (vi) the cost of preparing stock certificates; (vii) the cost and charges of any transfer agent or registrar; (viii) all “road show” expenses of the Company (provided that the NMF Funds will pay fifty percent (50%) of the aggregate cost of any private aircraft used in connection with such “road show” presentations, if any); and (ix) all other costs and expenses incident to the performance of any of the NMF Funds, the Adviser and the Administrator of their obligations hereunder which are not otherwise specifically provided for in this Section. In connection with clause (ii) of the proceeding sentence, the Representatives agree to pay New York State stock transfer tax, and the Company agrees to reimburse the Underwriters for associated carrying costs if such tax payment is not rebated on the day of payment and for any portion of such tax payment not rebated. It is understood, however, that, except as provided in this Section, and Sections 11, 12 and 14 hereof, the Underwriters will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make.

10.  The obligations of the Underwriters hereunder, as to the Shares to be delivered at each Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of each of the NMF Funds, the Adviser and the Administrator herein are, at and as of such Time of Delivery, true and correct, the condition that each of the NMF Funds, the Adviser and the Administrator shall have performed all of their respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                     The Prospectus shall have been filed with the Commission pursuant to Rule 497 under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 6A(a) hereof; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; no stop order suspending or preventing the use of the Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b)                     Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Underwriters, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you, with respect to such matters as you may reasonably request, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c)                      Sutherland Asbill & Brennan LLP, counsel for the NMF Funds, the Adviser and the Administrator, shall have furnished to you their written opinion or opinions, dated such Time of Delivery, in form and substance satisfactory to you;

(d)                     On the date of the Prospectus at a time prior to the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at such Time of Delivery, Deloitte & Touche, LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance satisfactory to you;

(e)                      Since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or long-term debt of any of the NMF Funds or any change, or any development involving a prospective change, in or affecting the general affairs, management, financial position, stockholders’ equity or results of operations of any of the NMF Funds otherwise than as set forth or contemplated in the Pricing Prospectus, the effect of which, is in the Representatives’ judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(f)                       On or after the Applicable Time, to the extent any of the NMF Funds have rated debt securities, (i) no downgrading shall have occurred in the rating accorded any of the NMF Funds’ debt securities by any “nationally recognized statistical rating organization,” as that term is defined by the Commission for purposes of Rule 436(g)(2) under the Act, and (ii) no such organization shall have publicly announced that it has under surveillance or review, with possible negative implications, its rating of any of any of the NMF Funds’ debt securities;

(g)                      On or after the Applicable Time, there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange or the NASDAQ Stock Market; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in the Representatives’ judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Prospectus;

(h)                     The Shares to be sold at such Time of Delivery shall have been duly listed, subject to notice of issuance, on the Exchange;

(i)                         The Company shall have complied with the provisions of Section 7(A)(c) hereof with respect to the furnishing of prospectuses;

(j)                        Each of the NMF Funds, the Adviser and the Administrator shall have furnished or caused to be furnished to you at such Time of Delivery certificates of their respective officers satisfactory to you as to the accuracy of the representations and warranties of each of the NMF Funds, the Adviser and the Administrator herein at and as of such Time of Delivery, as to the performance by each of the NMF Funds, the Adviser and the Administrator of all of their respective obligations hereunder to be performed at or prior to such Time of Delivery, as to the matters set forth in subsections (a) and (f) of this Section and as to such other matters as you may reasonably request, provided that the NMF Funds, the Adviser or the Administrator, as applicable, have been informed as to such other matters for which certificates will be requested prior to the Applicable Time;

(k)                     The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from each of the Company’s directors and officers with respect to the Stock, substantially in the form set forth in Exhibit A hereof and otherwise in substance satisfactory to you; and

11.  Indemnification.

(a)                     Each of the NMF Funds, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that none of the NMF Funds shall be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to any of the NMF Funds by any Underwriter through the Representatives expressly for use therein.

(b)                     The Adviser and the Administrator, jointly and severally, will indemnify and hold harmless each Underwriter against any losses, claims, damages or liabilities, joint or several, to which such Underwriter may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Underwriter for any legal or other expenses reasonably incurred by such Underwriter in connection with investigating or defending any such action or claim as such expenses are incurred, provided, however, that the Adviser or the Administrator shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item in reliance upon and in conformity with written information furnished to any of the NMF Funds, the Adviser or the Administrator by any Underwriter through the Representatives expressly for use therein.

(c)                      Each Underwriter, severally and not jointly, will indemnify and hold harmless each of the NMF Funds, the Adviser and the Administrator against any losses, claims, damages or liabilities to which any of NMF Funds, the Adviser and the Administrator may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Additional Disclosure Item, in reliance upon and in conformity with written information furnished to any of the NMF Funds, the Adviser or the Administrator by such Underwriter through the Representatives expressly for use therein; and will reimburse any of the NMF Funds, the Adviser or the Administrator for any legal or other expenses reasonably incurred by any of the NMF Funds, the Adviser or the Administrator in connection with investigating or defending any such action or claim as such expenses are incurred. Each of the NMF Funds, the Adviser and the Administrator acknowledge that (i) the second and third sentences of the fifth paragraph related to concessions and reallowances and (ii) the eleventh, twelfth and thirteenth paragraphs related to stabilization, syndicate covering transactions and penalty bids under the heading “Underwriting” in the Registration Statement, the Pricing Prospectus or the Prospectus constitute the only information furnished in writing by or on behalf of the Underwriters specifically for inclusion in the Registration Statement, the Pricing Prospectus or the Prospectus.

(d)                     Promptly after receipt by an indemnified party under subsection (a), (b) or (c) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; but the omission so to notify the indemnifying party shall not relieve it from any liability which it may have to any indemnified party under such subsection, except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(e)                      If the indemnification provided for in this Section 11 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b) or (c) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein but is otherwise applicable in accordance with its terms, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the NMF Funds, the Adviser and the Administrator on the one hand and the Underwriters on the other from the offering of the Shares.  If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (d) above, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the NMF Funds, the Adviser and the Administrator on the one hand and the Underwriters on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations.  The relative benefits received by the NMF Funds, the Adviser, and the Administrator on the one hand and the Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus.  The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the NMF Funds, the Adviser or the Administrator on the one hand or the Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.  The NMF Funds, the Adviser, the Administrator and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (e) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (e).  The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (e) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.  Notwithstanding the provisions of this subsection (e), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.  No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.  The Underwriters’ obligations in this subsection (e) to contribute are several in proportion to their respective underwriting obligations and not joint.

(f)                       The obligations of the NMF Funds, the Adviser and the Administrator under this Section 11 shall be in addition to any liability which each of the NMF Funds, the Adviser or the Administrator may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of the Act and each affiliate of any Underwriter; and the obligations of the Underwriters under this Section 11 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of each of the NMF Funds (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company or NMF LLC), the Adviser or the Administrator and to each person, if any, who controls any of the NMF Funds, the Adviser or the Administrator within the meaning of the Act.  No party shall be entitled to indemnification under this Section 11 if such indemnification of such party would violate Section 17(i) of the Investment Company Act.

12.  (a)  If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, you may in your discretion arrange for you or another party or other parties to purchase such Shares on the terms contained herein.  If within thirty-six hours after such default by any Underwriter you do not arrange for the purchase of such Shares, then the Company shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to you to purchase such Shares on such terms.  In the event that, within the respective prescribed periods, you notify the Company that you have so arranged for the purchase of such Shares, or the Company notifies you that it has so arranged for the purchase of such Shares, you or the Company shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company agrees to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in your opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b)                     If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company shall have the right to require each non-defaulting Underwriter to purchase the number of Shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c)                      If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by you and the Company as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Company shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement (or, with respect to the Second Time of Delivery, the obligations of the Underwriters to purchase and of the Company to sell the Optional Shares) shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Company, except for the expenses to be borne by the Company and the Underwriters as provided in Section 9 hereof and the indemnity and contribution agreements in Section 11 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

13.  The respective indemnities, agreements, representations, warranties and other statements of each of the NMF Funds, the Adviser, the Administrator and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter or any controlling person of any Underwriter, or any of the NMF Funds, or any officer or director or controlling person of any of the NMF Funds, and shall survive delivery of and payment for the Shares.

14.  If this Agreement shall be terminated pursuant to Section 12 hereof, each of the NMF Funds, the Adviser and the Administrator shall not then be under any liability to any Underwriter except as provided in Sections 9 and 11, hereof; provided, if for any other reason, other than the occurrence of an event provided in Section 10(g) hereof, any Shares are not delivered by or on behalf of the Company as provided herein, each of the NMF Funds, jointly and severally, will reimburse the Underwriters through you for its allocable portion of all out-of-pocket expenses approved in writing by you, including fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered by the NMF Funds, but each of the NMF Funds shall then be under no further liability to any Underwriter except as provided in Sections 9 and 11 hereof.

15.  In all dealings hereunder, you shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by you jointly or by Goldman, Sachs & Co., or Wells Fargo Securities, LLC or Morgan Stanley & Co. LLC on behalf of you as the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and:

(i) if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you in care of Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Registration Department; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention:

Equity Syndicate Desk, with a copy to Legal Department; provided, however, that any notice to an Underwriter pursuant to Section 11(e) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 7 shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to you as the Representatives at Goldman, Sachs & Co., 200 West Street, New York, New York 10282, Attention: Control Department; Wells Fargo Securities, LLC, 375 Park Avenue, New York, New York 10152, Attention: Equity Syndicate Department; and Morgan Stanley & Co. LLC, 1585 Broadway, New York, New York 10036, Attention: Equity Syndicate Desk, with a copy to Legal Department;

(ii) if to any of the NMF Funds, the Adviser or the Administrator shall be delivered or sent by mail, telex or facsimile transmission to New Mountain Finance Corporation, 787 Seventh Avenue, 48th Floor, New York, New York 10019, Attention: Robert Hamwee, with a copy to Steven B. Boehm c/o Sutherland Asbill & Brennan LLP, 700 Sixth Street, NW, Suite 700, Washington, D.C. 20001; and

Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriters are required to obtain, verify and record information that identifies their respective clients, including any of the NMF Funds, which information may include the name and address of their respective clients, as well as other information that will allow the Underwriters to properly identify their respective clients.

16.  This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, each of the NMF Funds, the Adviser and the Administrator, to the extent provided in Sections 11 and 13 hereof, the officers and directors of each of the NMF Funds and each person who controls any of the NMF Funds or any Underwriter, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

17.  Time shall be of the essence of this Agreement.  As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

18.  Each of the NMF Funds, the Adviser and the Administrator hereby acknowledges and agrees that (i) the purchase and sale of the Shares pursuant to this Agreement is an arm’s-length commercial transaction between the Company on the one hand, and the several Underwriters, on the other, (ii) in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, (iii) no Underwriter has assumed an advisory or fiduciary responsibility in favor any of the NMF Funds, the Adviser or the Administrator with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising any of the NMF Funds on other matters) or any other obligation to any of the NMF Funds, the Adviser or the Administrator except the obligations expressly set forth in this Agreement and (iv) each of the NMF Funds, the Adviser and the Administrator has consulted its own legal and financial advisors to the extent it deemed appropriate.  Each of the NMF Funds, the Adviser and the Administrator agrees that it will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to any of the NMF Funds, the Adviser or the Administrator in connection with such transaction or the process leading thereto.

19.  This Agreement supersedes all prior agreements and understandings (whether written or oral) between the NMF Funds, the Adviser and the Administrator on the one hand and the Underwriters on the other, or any of them, with respect to the subject matter hereof.

20.  THIS AGREEMENT AND ANY MATTERS RELATED TO THIS TRANSACTION SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS THAT WOULD RESULT IN THE APPLICATION OF ANY LAW OTHER THAN THE LAWS OF THE STATE OF NEW YORK.

21.  Each of the NMF Funds, the Adviser, the Administrator and each of the Underwriters hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

22.  This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

23.  Notwithstanding anything herein to the contrary, each of the NMF Funds is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to any of the NMF Funds relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

24.  Except as set forth below, no claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement (a “Claim”) may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have jurisdiction over the adjudication of such matters, and each of the NMF Funds, the Adviser and the Administrator each consents to the jurisdiction of such courts and personal service with respect thereto.  Each of the NMF Funds, the Adviser and the Administrator each hereby consents to personal jurisdiction, service and venue in any court in which any Claim arising out of or in any way relating to this Agreement is brought by any third party against any Underwriter or any indemnified party.  Each Underwriter and each of the NMF Funds (each on its behalf and, to the extent permitted by applicable law, on behalf of its stockholders and affiliates), the Adviser and the Administrator (each on its behalf and, to the extent permitted by applicable law, on behalf of its members and affiliates) each waive all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement.  Each of the NMF Funds, the Adviser and the Administrator each agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon each of the NMF Funds, the Adviser and the Administrator and may be enforced in any other courts to the jurisdiction of which any of the NMF Funds, the Adviser or the Administrator each is or may be subject, by suit upon such judgment.

[REMAINDER OF PAGE INTENTIONALLY LEFT PAGE]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and each of the NMF Funds, the Adviser and the Administrator.  It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of agreement among Underwriters, the form of which shall be submitted to any of the NMF Funds, the Adviser or the Administrator for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

New Mountain Finance Corporation

By:	/s/ Paula A. Bosco
Name: Paula A. Bosco
Title: Secretary

New Mountain Finance Holdings, L.L.C.

By:	/s/ Paula A. Bosco
Name: Paula A. Bosco
Title: Secretary

New Mountain Finance Advisers BDC, L.L.C.

By:	/s/ Paula A. Bosco
Name: Paula A. Bosco
Title: Authorized Person

New Mountain Finance Administration, L.L.C.

By:	/s/ Paula A. Bosco
Name: Paula A. Bosco
Title: Authorized Person

[Underwriting Agreement Signature Page — Company]

Accepted as of the date hereof:

GOLDMAN, SACHS & CO.

By:	/s/ Adam Greene
Name: Adam Greene
Title: Vice President

WELLS FARGO SECURITIES, LLC

By:	/s/ David Herman
Name: David Herman
Title: Director

MORGAN STANLEY & CO. LLC

By:	/s/ Katerina Pergola
Name: Katerina Pergola
Title: Vice President

As Representatives of the several Underwriters
named in Schedule I hereto

[Underwriting Agreement Signature Page — Underwriters]

SCHEDULE I

Underwriter	Total Number of Firm Shares to be Purchased	Number of Optional Shares to be Purchased if Maximum Option Exercised
Goldman, Sachs & Co.	1,050,000	157,500
Wells Fargo Securities, LLC	1,050,000	157,500
Morgan Stanley & Co. LLC	700,000	105,000
Robert W. Baird & Co. Incorporated	192,500	28,875
Keefe, Bruyette & Woods, Inc.	192,500	28,875
BB&T Capital Markets, a division of BB&T Securities, LLC	105,000	15,750
Janney Montgomery Scott LLC	105,000	15,750
Oppenheimer & Co. Inc.	105,000	15,750
Total	3,500,000	525,000

SCHEDULE II

(a)                   Additional Disclosure Item:

•                  None

EXHIBIT A

New Mountain Finance Corporation

Lock-Up Agreement

April 9, 2014

Goldman, Sachs & Co.

Wells Fargo Securities, LLC

Morgan Stanley & Co. LLC

As representatives (the “Representatives”) of the several Underwriters named in Schedule I hereto

c/o Goldman, Sachs & Co.
200 West Street
New York, New York 10282

Re:                             New Mountain Finance Corporation - Lock-Up Agreement

Ladies and Gentlemen:

The undersigned understands that Goldman, Sachs & Co., Wells Fargo Securities, LLC, and Morgan Stanley & Co. LLC, as representatives (the “Representatives”), propose to enter into an Underwriting Agreement (the “Underwriting Agreement”) on behalf of the several Underwriters named in Schedule I thereof (collectively, the “Underwriters”) with New Mountain Finance Corporation, a Delaware corporation (the “Company”), New Mountain Finance Holdings, L.L.C., a Delaware limited liability company (“NMF LLC”), New Mountain Finance Advisers BDC, L.L.C., a Delaware limited liability company and New Mountain Finance Administration, L.L.C., a Delaware limited liability company, providing for a public offering of the Common Stock of the Company (the “Shares”) pursuant to a Registration Statement on Form N-2 filed with the Securities and Exchange Commission (the “SEC”).

In consideration of the agreement by the Underwriters to offer and sell the Shares, and of other good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, the undersigned agrees that, during the period specified in the following paragraph (the “Stockholder Lock-Up Period”), the undersigned will not (i) offer, sell, contract to sell, pledge, grant any option to purchase, exchange, convert, make any short sale or otherwise dispose of any shares of Common Stock of the Company, or any options or warrants to purchase any shares of Common Stock of the Company, or any securities convertible into, exchangeable for or that represent the right to receive shares of Common Stock of the Company, including membership interests in NMF LLC, whether now owned or hereinafter acquired, owned directly by the undersigned (including holding as a custodian) or with respect to which the undersigned has beneficial ownership within the rules and regulations of the SEC (collectively the “Undersigned’s Shares”) [(other than pursuant to a dividend reinvestment plan described in the Registration Statement referred to above)] (1)  or (ii) publicly announce an intention to effect any transaction specified in clause (i). The foregoing restrictions are expressly agreed to preclude the undersigned from engaging in any hedging or other transaction which is designed to or which reasonably could be expected to lead to or result in a sale or disposition of the Undersigned’s Shares even if such Shares would be disposed of by someone other than the undersigned. Such prohibited hedging or other transactions would include without limitation any short sale or any purchase, sale or grant of any right (including without

(1)  To be added in Lock-Up Agreement for Steven B. Klinsky

limitation any put or call option) with respect to any of the Undersigned’s Shares or with respect to any security that includes, relates to, or derives any significant part of its value from such Shares.

The initial Stockholder Lock-Up Period will commence on the date of this Lock-Up Agreement and continue for 60 days after the public offering date set forth on the final prospectus used to sell the Shares (the “Public Offering Date”) pursuant to the Underwriting Agreement; provided, however, that if (1) during the last 17 days of the initial Stockholder Lock-Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Stockholder Lock-Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Stockholder Lock-Up Period, then in each case the Stockholder Lock-Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event, as applicable, unless the Representatives waive, in writing, such extension.

The undersigned hereby acknowledges that the Company has agreed in the Underwriting Agreement to provide written notice of any event that would result in an extension of the Stockholder Lock-Up Period pursuant to the previous paragraph to the undersigned (in accordance with Section 15 of the Underwriting Agreement) and agrees that any such notice properly delivered will be deemed to have been given to, and received by, the undersigned. The undersigned hereby further agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this Lock-Up Agreement during the period from the date of this Lock-Up Agreement to and including the 34th day following the expiration of the initial Stockholder Lock-Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Stockholder Lock-Up Period (as such may have been extended pursuant to the previous paragraph) has expired.

Notwithstanding the foregoing, the undersigned may transfer the Undersigned’s Shares (i) as a bona fide gift or gifts, provided that the donee or donees thereof agree to be bound in writing by the restrictions set forth herein, (ii) to any trust for the direct or indirect benefit of the undersigned or the immediate family of the undersigned, provided that the trustee of the trust agrees to be bound in writing by the restrictions set forth herein, and provided further that any such transfer shall not involve a disposition for value, or (iii) with the prior written consent of the Representatives on behalf of the Underwriters. For purposes of this Lock-Up Agreement, “immediate family” shall mean any relationship by blood, marriage or adoption, not more remote than first cousin. In addition, notwithstanding the foregoing, if the undersigned is (a) a corporation, limited liability company, partnership (including a limited partnership) or other entity, such corporation, limited liability company, partnership (including a limited partnership) or other entity may transfer the Undersigned’s Shares to any wholly-owned subsidiary of such corporation, limited liability company, partnership (including a limited partnership) or other entity; or (b) a limited liability company or partnership (including a limited partnership), such limited liability company or partnership (including a limited partnership) may transfer the Undersigned’s Shares to any member or partner of such limited liability company or partnership (including a limited partnership); provided, however, that in any such case, it shall be a condition to the transfer that the transferee execute an agreement stating that the transferee is receiving and holding such Undersigned’s Shares subject to the provisions of this Agreement and there shall be no further transfer of such Undersigned’s Shares except in accordance with this Agreement, and provided further that any such transfer shall not involve a disposition for value. The undersigned now has, and, except as contemplated by clause (i), (ii), or (iii) above, for the duration of this Lock-Up Agreement will have, good and marketable title to the Undersigned’s Shares, free and clear of all liens, encumbrances, and claims whatsoever. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Undersigned’s Shares except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the Underwriters are relying upon this Lock-Up Agreement in proceeding toward consummation of the offering. The undersigned further understands that this Lock-Up Agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, and assigns.

Very truly yours,

Exact Name of Stockholder

Authorized Signature

Title